EXHIBIT 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:28 AM 07/12/2007
FILED 11:28 AM 07/12/2007
SRV 070806136 - 4387567 FILE

CERTIFICATE OF LIMITED PARTNERSHIP
OF
QUEST ENERGY PARTNERS, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, § 17-101 et. seq., does hereby certify as follows:

1.	The name of the limited partnership is “Quest Energy Partners, L.P.”

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3. The name and mailing address of the general partner are as follows:

Name	Mailing Address
Quest Energy GP, LLC	9520 North May Avenue, Suite 300
Oklahoma City, Oklahoma 73120

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Quest Energy Partners, L.P., this 12th day of July, 2007.

QUEST ENERGY GP, LLC
Its General Partner

By:	/s/ Jerry D. Cash
Name: Jerry D. Cash
Title: Chief Executive Officer

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